UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016 (September 6, 2016)

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
(Address of principal executive offices) (Zip Code)

(305) 421-6364
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background
InterMedia Partners VII, L.P. (“IMP”), the controlling stockholder of Hemisphere Media Group, Inc. (the “Company”), is nearing the end of its term.  In order to provide liquidity options to its limited partners, IMP will offer its limited partners several alternatives with respect to the equity securities of the Company owned by IMP, and its wholly-owned subsidiary, InterMedia Cine Latino, LLC (“IMCL” and together with IMCL, “IM”) (collectively, the “HMG Equity”) as more fully described herein. As of the date of this Current Report on Form 8-K (“Current Report”), IM holds 26,402,043 shares of Class B common stock of the Company (certain of which are subject to forfeiture, as more particularly described below (the “Forfeiture Shares”)) and 1,866,812 warrants to purchase 933,406 shares of Class A common stock of the Company. Shares of the Company’s Class B common stock vote on a 10 to 1 basis with shares of the Company’s Class A common stock. The transactions described in this Current Report on Form 8-K are collectively referred to as the “Liquidity Transactions” and the consummation of the Liquidity Transactions is referred to as the “Closing.”  Upon Closing, Peter M. Kern (“Kern”), a current control person of IM, will control the entity which will act as the general partner of, and manage, operate and control the business and affairs of, two newly established special purpose vehicles (Investor (as defined below) and the Rollover SPV (as defined below), collectively the “SPVs”). Kern will have the sole voting and dispositive rights with respect to the shares of Class B common stock that will be held by the SPVs.  The Closing is expected to occur in October 2016.
IMP will offer each of its limited partners the opportunity to elect one of the liquidity options (the “Liquidity Options”) described below:
Option 1: The right to receive an in-kind pro rata distribution of the HMG Equity (the “Distribution Option”). At the Closing, each limited partner electing this option will receive its pro rata distribution of the HMG Equity other than the Forfeiture Shares.  Immediately prior to the distribution, each applicable share of Class B common stock will be automatically converted into shares of Class A common stock pursuant to the Company’s amended and restated certificate of incorporation (the “Charter”), except for any securities to be distributed to any limited partner that is a Class B Permitted Transferee (as defined in the Charter). The Forfeiture Shares will be retained by IM and will be distributed to each limited partner electing the Distribution Option if such shares are no longer subject to forfeiture as described below;
Option 2: The right to re-invest its pro rata portion of the HMG Equity (the “Rollover Option”) into InterMedia Hemisphere Roll-Over L.P., a Delaware limited partnership (the “Rollover SPV”) formed for the purpose of holding the re-invested HMG Equity, as further described below. The general partner of the Rollover SPV will be Gemini Latin Holdings, LLC, a Delaware limited liability company (the “General Partner”). The General Partner will be controlled by Kern, a current control person of IM;
Option 3: The right to receive a cash payment for its pro rata portion of the HMG Equity at a purchase price of $9.75 per Security (as defined below) (the “Cash Option”) from Gato Investments L.P., a Delaware limited partnership (the “Investor”) formed for the purpose of purchasing the HMG Equity from limited partners electing the Cash Option. The general partner of the Investor will be the General Partner and the sole limited partner of the Investor at the Closing will be Searchlight II HMT, L.P., a Delaware limited partnership (“Searchlight”), an affiliate of Searchlight Capital Partners LLC.
Certain limited partners of IMP include officers and directors of the Company, including the Company’s Chief Executive Officer and President, the Chief Financial Officer, Kern (the Chairman of the board of directors of the Company (the “Board”)) and Leo J. Hindery, Jr., a member of the Board.
The elections of each limited partner will be effected as more fully described under Item 8.01 (Other Events).
On June 9, 2015, the Board established a special committee of independent directors (the “Special Committee”) to review and consider the terms of the proposed Liquidity Transactions.  The Special Committee engaged its own legal counsel and financial advisor to assist it with its review and consideration of the proposed Liquidity Transactions and alternatives thereto.  The Special Committee met on 35 occasions during the period from June 10, 2015 to September 6, 2016 to consider the terms of the proposed Liquidity Transactions.  On September 6, 2016, the Special Committee made a recommendation to the Board to approve the Company’s entry into the Stockholders Agreement (as defined below) in connection with the proposed Liquidity Transactions.
On September 6, 2016, the Board reviewed and considered the terms of and approved the Company’s entry into the Stockholders Agreement (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.
Stockholders Agreement
In connection with the proposed Liquidity Transactions, on September 6, 2016, the Company entered into a stockholders’ agreement (the “Stockholders Agreement”), by and among the Company, the Investor, Rollover SPV, IMP, the General Partner, Kern and Searchlight. The Stockholders Agreement became effective upon signing, except that the provisions relating to stockholder voting, the composition of the Board and the committees of the Board will not become effective until the Closing. The Stockholders Agreement terminates if the Stock Purchase Agreement (as defined below) is terminated prior to Closing.
Director Appointment and Committee Membership Rights
Upon the Closing, Searchlight II HMT GP, LLC, the general partner of Searchlight (“Searchlight GP”) will have the right to nominate two directors to the Board (one being a Class III director and one being a Class II director).  From and after the Closing, if Searchlight’s, the Investor’s or any of Searchlight’s controlled affiliates’ aggregate percentage of beneficial ownership of the outstanding voting stock of the Company represents aggregate voting power (as a percentage of the total voting power of all of the Company’s outstanding voting stock) (the “Investor Percentage Interest”) (a) greater than or equal to 30%, then Searchlight GP may designate for nomination one Class II director and one Class III director; (b) less than 30% but greater than or equal to 10%, then Searchlight GP may designate for nomination one Class III director; or (c) less than 10%, then Searchlight GP will not have any contractual right to designate for nomination any directors, subject, in each case, to protection of Searchlight’s proportional representation on the Board in the event of an increase or decrease in the number of seats for directors on the Board after the date hereof.  The Searchlight designees must be reasonably acceptable to the Board; provided, that any investment professional employed by Searchlight or any of its affiliated investment funds will be deemed to be reasonably acceptable to the Board.
Until the earlier of the date that (i) the Investor Percentage Interest is less than 10%, (ii) the Stockholders Agreement is terminated and (iii) Searchlight’s delivery of a notice terminating its right to nominate directors when permitted by the Stockholders Agreement (the “Board Designation Expiration Date”), the Company and the Board will cause (A) each Searchlight director designee to be included in management’s slate of nominees for the election of Directors at each annual or special meeting of stockholders of the Company at which Class II or Class III directors are to be elected (together with any written consent of the stockholders of the Company pursuant to which Class II or Class III Directors are to be elected, an “Election Meeting”) occurring after the Closing and (B) at least two (2) Independent Directors (as defined below) to serve on the Board at all times. To qualify as an Independent Director, an individual must (i) qualify as an “Independent Director” for purposes of the NASDAQ Marketplace Rules and (ii) not be an affiliate of, employed by, or otherwise lacking in independence from, Searchlight, IMP, the General Partner, Kern, the Investor and the Rollover SPV.  The Company has agreed to use its reasonable best efforts to, and to use its reasonable best efforts to cause the Board to, cause the election of each applicable Searchlight designee to the Board, including (to the extent permitted by law) by recommending that the Company’s stockholders vote in favor of the election of each such Searchlight designee, soliciting proxies in respect thereof and otherwise supporting each such Searchlight designee.
Promptly after the Closing, and subsequently in connection with each Election Meeting, the Company and the Board have agreed to cause the appointment of one Searchlight designee to each of the Audit Committee, the Executive Committee and any other committee or subcommittee of the Board formed after the date hereof (other than any committee formed for the purpose of investigating, making determinations with respect to, or otherwise addressing any potential or actual conflicts of interest between the Investor, Searchlight and any of its affiliates or any Searchlight designee, on the one hand, and the Company, on the other hand).
The right of Searchlight to nominate any member of the Board (or any committee thereof) is subject to compliance with applicable law, stock exchange rules, generally applicable corporate governance policies and procedures of the Company and, in the case of Board committees, applicable independence requirements.
Voting Agreements
From and after the date of the Stockholders Agreement, subject to the terms of the limited partnership agreement of the Investor (the “LPA”), until the earlier of the Board Designation Expiration Date and five years from Closing (as such date may be extended pursuant to the LPA), Searchlight, IMP, the General Partner, Kern, the Investor and the Rollover SPV have agreed to (i) cause all voting securities held by such person, or over which such person otherwise has voting discretion or control, to be present at each Election Meeting, or any annual or special meeting at which (or any written consent pursuant to which) directors are to be elected or appointed, either in person or by proxy, and (ii) vote all such voting securities in favor of any Searchlight designee. From and after the date of the Stockholders Agreement, until the earlier of five years from Closing (as such date may be extended pursuant to the LPA) or the termination of the Stockholders Agreement, Searchlight, IMP, the General Partner, Kern, the Investor and the Rollover SPV have further agreed to vote for any nominee that would qualify as an Independent Director if the Board would have fewer than two Independent Directors if such nominees were not elected to the Board.  The obligations of Searchlight described in this paragraph will not be in effect if Searchlight does not have voting power over any voting securities of the Company or the Searchlight GP no longer has a right to designate directors to the Board.
Following a termination of the Investor (other than such a termination resulting from the bankruptcy, insolvency or reorganization of the General Partner), for so long as Searchlight has voting power over any voting securities of the Company and the Searchlight GP has a right to designate one or more directors to the Board, Searchlight has additionally agreed that, with respect to all nominees included in the Company’s slate of nominees (other than Searchlight designees and Independent Directors for whom Searchlight must vote in favor as described in the preceding paragraph), it will vote all such voting securities in favor of such nominees in the same proportion as the vote of the holders of the Class A Shares (other than Searchlight and its affiliates).  Searchlight may elect to terminate the voting obligation described in the immediately preceding sentence; however, it Searchlight so elects, any Searchlight nominees then on the Board must resign from the Board and the Searchlight GP no longer will have the right to designate Searchlight designees to the Board.
Registration Rights
If, after the Closing, (i) the Investor distributes securities of the Company to its limited partners (which would include Searchlight), (ii) the general partner of the Investor is replaced, or (iii) Searchlight becomes by any other means the registered and beneficial owner of equity securities of the Company purchased pursuant to the Stock Purchase Agreement or in another private placement transaction, then the Company will enter into an amendment to the existing registration rights agreement of the Company (or enter into a substantially similar agreement with Searchlight) providing Searchlight with the rights of certain stockholders party thereto.
Take-Private Limitations
For five years following the Closing, Searchlight, IMP, the General Partner, Kern, the Investor and the Rollover SPV have agreed not to, and to cause each of their respective affiliates not to, undertake any transaction that has a reasonable likelihood or a purpose of resulting in, directly or indirectly, the Company’s equity securities being de-listed from a national securities exchange or de-registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”) unless such transaction is approved by a special committee of independent directors of the Company.
Termination
The Stockholders Agreement will terminate upon the occurrence of any of the following: (i) upon the mutual written agreement of the parties thereto; (ii) by Searchlight upon a material breach by the Company, Kern, the General Partner, the Investor, the Rollover SPV or IMP of any of their respective representations, warranties, covenants or agreements contained therein if such breach has not been cured within ten business days after written notice thereof is received by such party; provided that such termination shall only be with respect to the rights and obligations of the breaching party; (iii) by the Company, upon a material breach by Searchlight, Kern, the General Partner, the Investor, the Rollover SPV or IMP of any of its representations, warranties, covenants or agreements contained therein and such breach has not been cured within ten business days after written notice thereof is received by such party; provided that such termination shall only be with respect to the rights and obligations of the breaching party; (iv) by Kern, upon a material breach by the Company, Searchlight or, solely if the General Partner is no longer the general partner of the Investor, the Investor of any of their respective representations, warranties, covenants or agreements contained therein if such breach has not been cured within ten business days after written notice thereof is received by such party; provided that such termination shall only be with respect to the rights and obligations of the breaching party; or (v) upon termination of the Stock Purchase Agreement prior to Closing.
Other Provisions of the Stockholders Agreement
The Company will, at Investor’s sole expense for any out-of-pocket costs, use commercially reasonable efforts to obtain regulatory approvals, including, but not limited to, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, the Communications Act of 1934, as amended, and the rules and regulations and published policies of the

Federal Communications Commission (the “FCC” and such Act, rules, regulations and policies, the “Communications Laws”) if, in each case, required in connection with a distribution of the HMG Equity pursuant to the LPA, the replacement of the general partner of the Investor, or any other event or circumstance pursuant to the LPA that requires such approval. The Company will have no obligation to seek regulatory approval for any action that would violate Communications Laws.
Additionally, the Company has agreed not to, and cause the Board not to, (i) take any action that would prevent or delay the Liquidity Transactions or other transactions contemplated by the Stockholders Agreement or frustrate the purposes thereof, (ii) enter into any shareholder rights plan, moratorium, control share, fair price, takeover or interested stockholder provision or any similar plan that would cause Searchlight or its affiliates to incur or suffer any dilution relative to the other holders of voting securities or warrants following Closing or that would have an adverse effect on the Board representation of Searchlight (excluding any shareholder rights plan that applies to the acquisition of any additional Class A Shares by Searchlight or any of its affiliates beyond the HMG Equity purchased by the Investor in the Liquidity Transactions and equity or equity-based compensation in connection with such affiliate’s service as a member of the Board or any committee thereof or exercising any rights or options in connection with such equity or equity-based compensation) or (iii) amend the Charter or the amended and restated bylaws of the Company to change the quorum requirement for Company stockholder meetings.  The obligations set forth in subsection (i) and (iii) of the immediately preceding sentence will not apply to the extent the Board determines in good faith that such action would reasonably be expected to be inconsistent with its fiduciary duties to the Company’s stockholders and the obligation set forth in subsection (ii) of the immediately preceding sentence will not apply from and after the date that the Investor Percentage Interest is less than 10%.
For the duration of the Stockholders Agreement, any approval by the Board of a business combination or a person acquiring greater than 15% of the outstanding voting power of the Company, in each case for purposes of the Delaware corporation law’s anti-takeover statute, shall require the prior written consent of a special committee of independent directors, provided that the Board has previously approved for the purposes of such statute the transactions contemplated by the Stock Purchase Agreement (as defined below), the Distribution Option and any distribution in kind of the HMG Equity by the Investor, the Rollover SPV, or any replacement of the general partner of the Investor.  In addition, each of Searchlight, IMP, the General Partner, Kern, the Investor and the Rollover SPV has agreed that, from signing of the Stockholders Agreement until the earlier of the termination of the Stockholders Agreement and termination of the Investor, it will not acquire or offer to acquire any securities, assets or indebtedness of the Company without the prior written consent of a special committee of independent directors; provided that such “standstill” obligations are suspended while the Company has a shareholder rights plan in effect.
The Investor has agreed, subsequent to the Closing but no later than the 2017 annual meeting of stockholders of the Company, to vote in favor of an amendment to the Charter requiring that, in any change of control transaction, holders of the Class A common stock and Class B common stock will be offered the same per share consideration, without regard to the different voting power of the shares of such classes of stock.
IMP and Searchlight have agreed, in connection with Closing, to reimburse the Company its reasonable and documented out-of-pocket fees, costs and expenses incurred by the Special Committee, capped at $250,000, in connection with their review and negotiation of the Liquidity Transactions described in this Current Report.
Kern has agreed in the Stockholders Agreement to elect the Distribution Option with respect to his allocable share of the HMG Equity.  Until the occurrence of a termination event of the Investor, Kern has agreed to (i) vote all securities of the Company beneficially owned by Kern or his family members in the same manner as the securities of the Company beneficially owned by the General Partner following the Closing, (ii) not dispose of (and otherwise treat) the securities of the Company beneficially owned by Kern (other than the Investor and Rollover SPV) or his family members without the prior written consent of Searchlight and (iii) dispose of (and otherwise treat) all securities of the Company held of record by the Investor and Rollover SPV in the same manner.  In addition, from and after the Closing, until the earliest of a change of control transaction, the date on which Searchlight and its affiliates and the Investor, collectively, no longer hold more than 29% of the outstanding voting power of the Company (assuming for this purpose that all shares of Class B common stock have automatically converted to shares of Class A common stock), and a dissolution of the Investor if certain requirements are satisfied, Kern has agreed not to take any action that would reasonably be expected to cause the shares of Class B common stock beneficially owned by Kern or any of his family members, other than shares of Class B common stock held by the Investor or the Rollover SPV or the Forfeiture Shares to convert to shares of Class A common stock.
The foregoing description of the Stockholders Agreement is only a summary, does not purport to be complete and its qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Acknowledgement Agreements
In connection with the proposed Liquidity Transactions, the Company has entered into acknowledgement letter agreements (each, an “Acknowledgement Agreement” and together, the “Acknowledgement Agreements”) with each of Alan J. Sokol, Craig D. Fischer, Alex J. Tolston, and Vicky Bathija (each, an “NEO” and together, the “NEOs”). Pursuant to the Acknowledgement Agreements, each NEO has acknowledged that the Liquidity Transactions do not and will not constitute a “change in control” pursuant to his employment agreement with the Company and has further agreed to waive his right to enhanced severance benefits provided in such employment agreement that may have otherwise become payable upon his termination without “cause,” for “good reason,” or by reason of the Company’s election not to renew his employment agreement, in each case in connection with the Liquidity Transactions or any distribution of securities to Searchlight upon a liquidation or dissolution of the Investor, if such transactions were deemed to be a “change in control” under such employment agreement.
The Acknowledgement Agreements do not affect any of the NEOs’ severance rights provided in their employment agreements that apply absent a “change in control” (as defined in each employment agreement) of the Company, nor do they operate to waive any enhanced severance benefits that may become payable as a result of qualifying terminations that occur in connection with a “change in control” that follows the completion of the Liquidity Transactions or any distribution of securities to Searchlight upon a liquidation or dissolution of the Investor.
For a description of the severance provisions in Messrs. Sokol’s, Fischer’s, and Tolston’s,  Bathija’s employment agreement, refer to the discussion of “Potential Payments Upon Termination or Change in Control – Severance Payments and Benefits under Employment Agreements” contained in the Company’s definitive proxy statement for its Annual Meeting of Stockholders held on May 16, 2016, filed with the Securities and Exchange Commission on April 6, 2016, which is hereby incorporated by reference.
The foregoing summary of the Acknowledgement Agreements is qualified in its entirety by reference to the Form of Named Executive Officer Acknowledgement Agreement, attached as Exhibit 10.2 hereto.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2016, the Board amended the Amended and Restated Bylaws (the “Bylaws”) of the Company by adding a new Section 6.9 containing a forum selection provision (the “Amendment”). The Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts located within the State of Delaware (or, if no such state court has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain legal actions.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment.  The Bylaws, as amended by the Amendment, are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein.
Item 7.01.	Regulation FD Disclosure.

On September 7, 2016, the Company issued a press release announcing the Liquidity Transactions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended if such subsequent filing specifically references this Form 8-K.
Item 8.01.	Other Events.

Pursuant to a stock purchase agreement dated as of September 6, 2016, by and among the Investor and IM (the “Stock Purchase Agreement”), as soon as practicable following the date hereof, IMP will distribute to each of its limited partners a disclosure statement (the “Disclosure Statement”) which will describe the material terms of the proposed Liquidity

Transactions and the Liquidity Options available to each IMP limited partner. The Disclosure Statement will contain an election form pursuant to which each limited partner will be able to irrevocably elect one of the Liquidity Options with respect to its allocable HMG Equity.  As used herein, “Security” means (A) one share of Class B common stock of the Company that is not subject to any type of forfeiture, (B) 0.047619 shares of Class B common stock of the Company subject to forfeiture if the closing sales price of the Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months of April 4, 2013 (the “Vesting Condition”) and (C) 0.074074 warrants to purchase 0.037037 shares of Class A common stock of the Company. The limited partners shall have 20 business days to make such election from the date of the mailing of the Disclosure Statement.
For limited partners electing the Distribution Option, upon the Closing, IM will distribute the allocable HMG Equity (other than the Forfeiture Shares) to each applicable limited partner.  The Forfeiture Shares are subject to forfeiture unless the Vesting Condition is satisfied. Upon the closing of the Liquidity Transactions, the Forfeiture Shares subject to a Distribution Option election will be converted into shares of Class A common stock and will be held by IMP, who will vote such shares in the same proportion as the vote all holders of the Class A common stock. If the Vesting Condition is satisfied, the Forfeiture Shares will be distributed by IMP to the limited partners who elected the Distribution Option.  If the Vesting Condition is not satisfied, IM will forfeit the Forfeiture Shares to the Company.
For limited partners electing the Rollover Option, upon the Closing, IM will distribute the allocable HMG Equity of each applicable limited partner to the Rollover SPV and each applicable limited partner will enter into a limited partnership agreement with the Rollover SPV (the “SPV LPA”). The Disclosure Statement will describe the material terms of the SPV LPA and the form SPV LPA will be attached thereto.
The Investor will purchase the allocable HMG Equity of limited partners that elect the Cash Option at a price of $9.75 per Security.  Certain affiliates of Searchlight have agreed pursuant to an equity commitment letter to capitalize the Investor with an amount in cash sufficient to finance the purchase of the HMG Equity of the limited partners that elect the Cash Option, subject to the terms and conditions set forth therein.  The equity commitment letter includes customary conditions to funding, including (i) the satisfaction or waiver of the Closing conditions set forth in the Stock Purchase Agreement and (ii) the substantially concurrent consummation of the transactions contemplated by the Stock Purchase Agreement. Certain affiliates of Searchlight have also agreed to capitalize the Investor to the extent required to satisfy any liabilities of the Investor arising from a material breach by the Investor of its covenants under the Stock Purchase Agreement, subject to the terms and conditions set forth in the equity commitment letter.
A condition to the Closing will be that the limited partners of IMP elect the Cash Option with respect to a sufficient amount of HMG Equity such that the aggregate purchase price paid to such limited partners at the Closing by the Investor is no less than $162.5 million (the “Minimum Condition”).  The Closing will be subject to other customary closing conditions, including receipt of any required antitrust approvals and receipt of any required consent of the FCC without the imposition of any Regulatory Adverse Condition (as defined in the Stock Purchase Agreement). The Minimum Condition may be waived by Searchlight; provided, that the consent of Kern and IMP is required in connection with any waiver of the Minimum Condition that would result in an aggregate purchase price of all HMG Equity in connection with the Cash Option being less than $100.0 million. The Stock Purchase Agreement may be terminated if, among other things, (i) the Closing has not occurred before December 31, 2016 (subject to extension by the Investor if all but certain of the conditions to Closing relating to regulatory approvals have been satisfied or waived); (ii) there has been a material breach of the representations, warranties, covenants or agreements contained in the Stock Purchase Agreement by any party and such breach has not been cured within ten (10) business days after written notice thereof is received by the counterparty; or (iii) the Minimum Condition is not satisfied after the IMP limited partner election process described above has been completed. The Stock Purchase Agreement also contains customary survival and indemnification provisions.  There can be no assurance as to when the closing conditions will be satisfied, if at all.
The General Partner of the Investor may be replaced and/or the Investor may be liquidated upon the occurrence of certain events as described in the LPA.  These events include (a) the 120 day trailing volume weighted average price per share of Class A common stock is less than $6.83, (b) Kern ceasing to control the General Partner or the General Partner ceasing to be the general partner of the Investor, (c) the occurrence of certain related party transactions, (d) the occurrence of an event of default under the Company’s credit agreement or other event that gives rise to an acceleration of payment obligations, in each case, involving indebtedness with a principal amount of $50 million or more, (e) the conversion of the shares of Class B common stock beneficially owned by Kern to Class A common stock in certain circumstances, (f) the General Partner or Searchlight desiring to pursue a change of control transaction which the other party does not wish to pursue in certain circumstances, (g) Searchlights designees not being elected to and seated on the Company board of directors in accordance with the Stockholders Agreement, (h) a material breach by the General Partner, Kern or the Company of their respective obligations under the agreements entered into in connection with the proposed transaction and such breach is incapable of being cured or is not cured within 10 business days, (i) Kern breaching certain restrictive covenants, (j) the General Partner, Kern or any of their affiliates being convicted of, or entering a plea of guilty or nolo contendere for certain crimes, (k) the sale or transfer of the limited partnership interests in Investor, the HMG Equity or any portion thereof, without Searchlight’s prior approval, (l) the death or mental incapacitation of Kern or (m) the five year anniversary of the Closing.  The General Partner may be entitled to certain distributions of the HMG Equity in connection with the replacement of the General Partner of the Investor and/or the liquidation of the Investor.
The Closing of the Liquidity Transactions will not result in the conversion of the Class B common stock of the Company held by IM that is transferred to Investor or the Rollover SPV into Class A common stock of the Company as the Investor and the Rollover SPV are “Class B Permitted Transferees” as defined in the Charter.
Assuming IMP limited partners equal to the number required to satisfy the Minimum Condition select the Cash Option, that the Investor neither buys nor sells any equity in the Company, and that the General Partner is not entitled to the distribution of any HMG Equity in connection with the liquidation of the Investor, in the event of such liquidation, Searchlight would become the beneficial owner of approximately 18,077,602 shares of Class A common stock of the Company on a fully diluted basis (after conversion of the Class B common stock of the Company held by the Investor into shares of Class A common stock of the Company as a result of Searchlight not being a “Class B Permitted Transferee” as defined in the Charter), which as of the date hereof would represent approximately 24.6% of the total voting power of the Company on a fully diluted basis.
Assuming all IMP limited partners select the Cash Option, the Investor neither buys nor sells any equity in the Company, and that the General Partner is not entitled to the distribution of any HMG Equity in connection with the liquidation of the Investor, in the event of such liquidation, Searchlight would become the beneficial owner of approximately 26,682,047 shares of Class A common stock of the Company on a fully diluted basis, which as of the date hereof would represent approximately 36.4% of the total voting power of the Company on a fully diluted basis.
For purposes of Section 203 of the Delaware General Corporation Law, the Board, also on September 6, 2016, approved the Liquidity Transactions and the agreements and transactions relating thereto, including, if applicable, any future replacement of the General Partner of the Investor and any future distribution of equity securities of the Company pursuant to the LPA or SPV LPA, as applicable.
The Company is a third party beneficiary of certain provisions of the Stock Purchase Agreement and the LPA.
Statements in this Current Report, may contain certain statements about the Company that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to the Company’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, filed with the SEC, as they may be updated in any future reports filed with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Hemisphere Media Group, Inc.
10.1
Stockholders Agreement, dated as of September 6, 2016, by and among Hemisphere Media Group, Inc., Gato Investments LP, InterMedia Hemisphere Roll-Over, L.P., InterMedia Partners VII, L.P., Gemini Latin Holdings, LLC, Peter M. Kern and Searchlight II HMT, L.P.

10.2	Form of Named Executive Officer Acknowledgement Agreement.
99.1	Press Release issued by the Company on September 7, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Company Name

	By:	/s/ Alex J. Tolston
Date: September 7, 2016		Name:	Alex J. Tolston
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Hemisphere Media Group, Inc.
10.1	Stockholders Agreement, dated as of September 6, 2016, by and among Hemisphere Media Group, Inc., Gato Investments LP, InterMedia Hemisphere Roll-Over, L.P., InterMedia Partners VII, L.P., Gemini Latin Holdings, LLC, Peter M. Kern and Searchlight II HMT, L.P.
10.2	Form of Named Executive Officer Acknowledgement Agreement.
99.1	Press Release issued by the Company on September 7, 2016.